Exhibit 23.3

Consent of Independent Auditors

We consent to the use of our report dated December 1, 2023, with respect to the abbreviated financial statements of the Wireless Transport Business of NEC Corporation, which report appears in the Form 8-K/A (Amendment No. 1) of Aviat Network, Inc. dated February 9, 2024, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG AZSA LLC

Tokyo, Japan

June 13, 2025